FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

ALESTRA, S. DE R.L. DE C.V.

(Exact name of registrant as specified in its charter)

MEXICO	NONE
(State of incorporation or organizational)	(IRS Employer Identification No.)

Avenida Lázaro Cárdenas No. 2321, Piso 9

Col. Residencial San Agusín

San Pedro Garza García, N.L. 66260, México

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Senior Notes due 2010	New York Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates (if applicable):

333-106329.

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable.

Item 1.    DESCRIPTION OF SECURITIES TO BE REGISTERED

The material set forth in the section captioned “Description of the New Notes” in the form of prospectus filed with the Securities and Exchange Commission on August 21, 2003 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.    EXHIBITS

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALESTRA, S. DE R.L. DE C.V.

By:	/S/ PATRICIO E. DE LA GARZA
Name: Patricio E. de la Garza
Title: Chief Financial and Administrative Officer

Dated:  November 12, 2003